UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  June 13, 2011

KBW, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)
The 2011 annual meeting of stockholders (the “Meeting”) of KBW, Inc., a Delaware corporation (the “Company”), was held on June 13, 2011. 29,684,753 shares of common stock, or approximately 81.9% of all shares then issued, outstanding and eligible to vote at the Meeting, were present at the Meeting in person or by proxy.

(b)	At the Meeting, Company stockholders considered the following four proposals:

(1)	the election of two Class II Directors to serve on the Board of Directors (the “Board”) until the 2014 annual meeting of stockholders,

(2)	an advisory vote on a resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement, also known as a “say on pay” vote,

(3)	an advisory vote recommending whether future “say on pay” votes should be held every year, every other year or every three years, and

(4)	the ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2011.

Proposal 1 — Election of Class II Directors. At the Meeting, the stockholders elected each of Andrew M. Senchak and Christopher M. Condron as a Class II Director, to serve for a three-year term expiring at the 2014 annual meeting of stockholders. The final voting results of the shares of common stock present at the Meeting, voting as a single class, on the election of each such Director nominee, were as follows:

Nominee	For	Withheld	Broker Non-Votes
Andrew M. Senchak	24,835,895	1,383,790	3,465,068
Christopher M. Condron	23,368,877	2,850,808	3,465,068

Proposal 2 — Advisory “Say on Pay” Vote. The final voting results of the shares of common stock present at the Meeting, voting as a single class on an advisory basis, regarding the resolution approving the compensation of the Company’s named executive officers, were as follows:

For	Against	Abstain	Broker Non-Votes
22,432,134	2,968,734	818,817	3,465,068

Proposal 3 — Advisory Vote on Frequency of Future “Say on Pay” Votes. The final voting results of the shares of common stock present at the Meeting, voting as a single class on an advisory basis, to recommend a frequency of future “say on pay” votes, were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
23,216,303	800	2,233,528	769,054	3,465,068

Proposal 4 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm. The final voting results of the shares of common stock present at the Meeting, voting as a single class, on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2011, were as follows:

For	Against	Abstain
28,577,841	969,383	137,529

(d)
Based on the results of the advisory vote recommending the frequency of future “say on pay” votes, the Board has determined to include a stockholder advisory “say on pay” vote in the Company’s proxy materials every year.

Item 7.01.  Regulation FD Disclosure.

On June 13, 2011, the Board appointed Michael J. Zimmerman, a member of the Board and the Board’s Audit Committee, to the Board’s Compensation Committee. Mr. Zimmerman was appointed as a member of the Compensation Committee in replacement of Daniel M. Healy. Mr. Healy’s status as a member of the Board, as the Board’s presiding non-management director, as the chairman of the Audit Committee and as a member of the Board’s Corporate Governance and Nominations Committee, remains unchanged.

The appointment of Mr. Zimmerman in replacement of Mr. Healy had been recommended to the Board by the Corporate Governance and Nominations Committee in order to more equitably distribute the workload of the independent directors on the Board’s independent committees, and will ensure that each independent director serves on at least two such committees. Mr. Zimmerman had previously attended substantially all Compensation Committee meetings and been deemed to meet all qualifications for Compensation Committee membership.

The information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Item 7.01 shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 15, 2011

KBW, INC.

By:	/s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel